EXECUTION

GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2004

HarborView Mortgage Loan Trust 2004-2

Mortgage Loan Pass-Through Certificates, Series 2004-2

Table of Contents

Page

ARTICLE I DEFINITIONS; DECLARATION OF TRUST

5

Section 1.01.

Defined Terms

5

Section 1.02.

Accounting

44

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

ISSUANCE OF CERTIFICATES

44

Section 2.01.

Conveyance of Mortgage Loans

44

Section 2.02.

Acceptance by Trustee

46

Section 2.03.

Repurchase or Substitution of Mortgage Loans by the

Originator and the Seller

47

Section 2.04.

Representations and Warranties of the Seller with

Respect to the Mortgage Loans

50

Section 2.05.

[Reserved]

51

Section 2.06.

Representations and Warranties of the Depositor

51

Section 2.07.

Issuance of Certificates

52

Section 2.08.

Representations and Warranties of the Seller

52

Section 2.09.

Covenants of the Seller

54

ARTICLE III ADMINISTRATION OF THE MORTGAGE LOANS

55

Section 3.01.

Servicing of the Mortgage Loans

55

Section 3.02.

REMIC-Related Covenants

55

Section 3.03.

Release of Mortgage Files

55

Section 3.04.

REO Property

56

Section 3.05.

Reports Filed with Securities and Exchange

Commission

56

Section 3.06.

UCC

58

Section 3.07.

Indemnification by the Trustee

58

ARTICLE IV ACCOUNTS

58

Section 4.01.

Servicing Accounts

58

Section 4.02.

Distribution Account

60

Section 4.03.

Permitted Withdrawals and Transfers from the

Distribution Account

61

ARTICLE V FLOW OF FUNDS

63

Section 5.01.

Distributions

63

Section 5.02.

Allocation of Deferred Interest

67

Section 5.03.

Allocation of Realized Losses

68

Section 5.04.

Statements

69

Section 5.05.

Remittance Reports; Advances

72

Section 5.06.

Compensating Interest Payments

73

Section 5.07.

Basis Risk Reserve Fund

73

Section 5.08.

Recoveries

74

ARTICLE VI THE CERTIFICATES

74

Section 6.01.

The Certificates

74

Section 6.02.

Registration of Transfer and Exchange

of Certificates

75

Section 6.03.

Mutilated, Destroyed, Lost or Stolen

Certificates

80

Section 6.04.

Persons Deemed Owners

81

ARTICLE VII DEFAULT

81

Section 7.01.

Event of Default

81

Section 7.02.

Trustee to Act

81

Section 7.03.

Waiver of Event of Termination

83

Section 7.04.

Notification to Certificateholders

83

ARTICLE VIII THE TRUSTEE

83

Section 8.01.

Duties of the Trustee

83

Section 8.02.

Certain Matters Affecting the Trustee

85

Section 8.03.

Trustee Not Liable for Certificates or

Mortgage Loans

86

Section 8.04.

Trustee May Own Certificates

87

Section 8.05.

Trustee’s Fees and Expenses

87

Section 8.06.

Eligibility Requirements for Trustee

87

Section 8.07.

Resignation or Removal of Trustee

88

Section 8.08.

Successor Trustee

88

Section 8.09.

Merger or Consolidation of Trustee

89

Section 8.10.

Appointment of Co-Trustee or Separate Trustee

89

Section 8.11.

Limitation of Liability

90

Section 8.12.

Trustee May Enforce Claims Without Possession

of Certificates

90

Section 8.13.

Suits for Enforcement

91

Section 8.14.

Waiver of Bond Requirement

91

Section 8.15.

Waiver of Inventory, Accounting and

Appraisal Requirement

91

Section 8.16.

Appointment of Custodians

91

Section 8.17.

Indemnification

92

ARTICLE IX REMIC ADMINISTRATION

92

ARTICLE X TERMINATION

95

Section 10.01.

Termination

95

Section 10.02.

Additional Termination Requirements

96

ARTICLE XI [RESERVED]

97

ARTICLE XII MISCELLANEOUS PROVISIONS

97

Section 12.01.

Amendment

97

Section 12.02.

Recordation of Agreement;

Counterparts

98

Section 12.03.

Limitation on Rights of Certificateholders

98

Section 12.04.

Governing Law; Jurisdiction

99

Section 12.05.

Notices

99

Section 12.06.

Severability of Provisions

100

Section 12.07.

Article and Section References

100

Section 12.08.

Notice to the Rating Agency

100

Section 12.09.

Further Assurances

101

Section 12.10.

Benefits of Agreement

101

Section 12.11.

Acts of Certificateholders

101

Section 12.12.

Successors and Assigns

102

Section 12.13.

 Reconstitution Agreement

102

Section 12.14.

Provision of Information

102

EXHIBITS AND SCHEDULES:

Exhibit A-1

Form of Class A Certificate

A-1-1

Exhibit A-2

Form of Class A-X Certificate

A-2-1

Exhibit B

Form of Class A-R Certificate

B-1

Exhibit C

Form of Subordinate Certificate

C-1

Exhibit D

[Reserved]

D-1

Exhibit E

Form of Reverse of the Certificates

E-1

Exhibit F

Request for Release

F-1

Exhibit G

[Reserved]

G-1

Exhibit H

Form of Lost Note Affidavit

H-1

Exhibit I-1

Form of ERISA Representation [Class A-R]

I-1-1

Exhibit I-2

Form of ERISA Representation [Class B-4][Class B-5][Class B-6]

I-2-1

Exhibit J-1

Form of Investment Letter [Non-Rule 144A]

J-1-1

Exhibit J-2

Form of Rule 144A Investment Letter

J-2-1

Exhibit K

Form of Transferor Certificate

K-1

Exhibit L

Transfer Affidavit for [Class A-R] Certificate Pursuant to

Section 6.02

L-1

Exhibit M

Servicing Agreement

M-1

Exhibit N

Form of Trustee Certification

N-1

Exhibit O

Custodial Agreement

O-1

Exhibit P

Form of Depositor Certification

P-1

Schedule I

Mortgage Loan Schedule

This Pooling and Servicing Agreement is dated as of April 1, 2004 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust 2004-2 Mortgage Loan Pass-Through Certificates, Series 2004-2 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of ten classes of certificates, designated as (i) the Class 1A-1 Certificates, (ii) the Class A-X Certificates, (iii) the Class 2A-1 Certificates, (iv) the Class A-R Certificate, (v) the Class B-1 Certificates, (vi) the Class B-2 Certificates, (vii) the Class B-3 Certificates, (viii) the Class B-4 Certificates, (ix) the Class B-5 Certificates and (x) the Class B-6 Certificates.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). Each Certificate, other than the Class A-R Certificate, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein.  In addition, the Class 1A-1 and Class 2A-1 Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07.  The owners of the Class A-X Certificates beneficially own the Basis Risk Reserve Fund.  The Class A-R Certificate represents the sole class of residual interest in each REMIC.

The Lower-Tier REMIC shall hold as assets all property of the Trust Fund other than the assets held in the Basis Risk Reserve Fund, and the interests in any REMIC formed hereby.  The Upper Tier REMIC shall hold as assets the uncertificated Lower-Tier REMIC Interests, other than the Class LT-R Interest.  Each such Lower-Tier Interest is hereby designated as a REMIC regular interest.

Lower-Tier REMIC Interests

The following table specifies the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier REMIC Interest:

Class Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificates
LT1A-1	(1)	$ 37,500,000.00	Class 1A-1
LT2A-1	(1)	$ 92,276,750.00	Class 2A-1
LTA-R	(1)	$ 25.00	Class A-R
LTB-1	(1)	$ 2,891,500.00	Class B-1
LTB-2	(1)	$ 1,721,000.00	Class B-2
LTB-3	(1)	$ 1,101,500.00	Class B-3
LTB-4	(1)	$ 757,000.00	Class B-4
LTB-5	(1)	$ 894,750.00	Class B-5
LTB-6	(1)	$ 551,834.25	Class B-6
LT-Group 1	(2)	$ 39,696,348.03	N/A
LT-SC-1	(2)	$ 91,514.50	N/A
LT-Group 2	(3)	$ 97,681,306.81	N/A
LT-SC-2	(3)	$ 225,189.87	N/A
LTQ	(1)	$ 275,388,718.42	N/A
LT-R	(4)	(4)	Class A-R

__________________________

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests is a per annum rate equal to the Net WAC of the Mortgage Loans.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Net WAC for Loan Group 1.

(3)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Net WAC of Loan Group 2.

(4)

The Class LT-R Interest is the sole class of residual interests in REMIC 2.  It does not have an interest rate or a principal balance.

On each Distribution Date, Available Funds shall be allocated among the Lower Tier Interests interest, and Realized Losses shall be allocated, among the Lower Tier Interests, in the following order of priority:

(i)

First, to the Class LT1A-1, Class LT2A-1, Class LTA-R, Class LTB-1, Class LTB-2, Class LTB-3, Class LTB-4, Class LTB-5, and Class LTB-6 Interests until the principal balance of each such Lower Tier Interest equals 25% of the Class Certificate Principal Balance of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date;

(ii)

Second, concurrently, as follows:

a.

To the Class LT-SC-1 Interest until its principal balance equals 1% of the Subordinate Component for Loan Group 1 immediately after such Distribution Date; and

b.

To the Class LT-SC-2 Interest until its principal balance equals 1% of the Subordinate Component for Loan Group 2 immediately after such Distribution Date;

(iii)

Third, to the Class LT-SC-1 or Class LT-SC-2 Interests the minimum amount necessary to cause the ratio of the Class LT-SC-1 Interest to the Class LT-SC-2 Interest to equal the ratio of the Subordinate Component for Loan Group 1 to the Subordinate Component of Loan Group 2.

(iv)

Fourth, concurrently, as follows:

a.

To the Class LT-Group 1 Interest until the sum of its principal balance and that of the Class LT-SC-1 Interest equals 25% of the Loan Group Balance for Loan Group 1 immediately after such Distribution Date; and

b.

To the Class LT-Group 2 Interest until the sum of its principal balance and that of the Class LT-SC-2 Interest equals 25% of the Loan Group Balance for Loan Group 2 immediately after such Distribution Date;

(v)

Fifth, to the Class LTQ Interest until its principal balance equals the excess of (a) the sum of the Loan Group Balances for Loan Group 1 and Loan Group 2 immediately after such Distribution Date, minus (b) the sum of the principal balances of all other classes of Lower Tier Interests, after taking into account the allocations made in accordance with priorities (i) through (iv) above for such Distribution Date.

(vi)

Sixth, remaining Available Funds shall be applied to interest distributions on the Lower Tier Interests at the interest rates described above, provided, however, that any Deferred Interest on the Mortgage Loans in either Loan Group will be allocated among the Lower Tier Interest in the following order of priority:

a.

First, to the Class LT1A-1, Class LT2A-1, Class LTA-R, Class LTB-1, Class LTB-2, Class LTB-3, Class LTB-4, Class LTB-5, and Class LTB-6 Interests until the amount of interest deferred on each such Lower Tier Interest equals 25% of the Deferred Interest allocated to the Corresponding Class of Certificates for such Distribution Date;

b.

Second, concurrently, as follows:

i.

To the Class LT-Group 1 and LT-SC-1 Interests, 25% of the Deferred Interest for Loan Group 1 for the month preceding the Distribution Date; and

ii.

To the Class LT-Group 2 and LT-SC-2 Interests, 25% of the Deferred Interest for Loan Group 2 for the month preceding the Distribution Date;

iii.

Third, any remaining Deferred Interest shall be allocated to, and result in a deferral of interest on, the Class LTQ Interest.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Principal Balance (or initial Certificate Notional Balance) for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Class of Certificates, other than the Class A-R Certificates, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

Class	Original Class Certificate Principal Balance or Class Certificate Notional Amount	Pass-Through Rate
Class 1A-1	$150,000,000	(1)
Class A-X(2)	$550,777,437	(1)
Class 2A-1	$369,107,000	(1)
Class A-R	$100	(1)
Class B-1	$11,566,000	(3)
Class B-2	$6,884,000	(3)
Class B-3	$4,406,000	(3)
Class B-4	$3,028,000	(3)
Class B-5	$3,579,000	(3)
Class B-6	$2,207,337	(3)

____________

(1)

Calculated pursuant to the definition of “Pass-Through Rate.”

(2)

The Class A-X Certificates will be deemed for purposes of the distribution of interest and principal to consist of three Components: the IO Component, the PO-1 Component and the PO-2 Component.  The Components are not severable.

(3)

Calculated pursuant to the definition of “Pass-Through Rate”, but adjusted, for purposes of the REMIC Provisions, to reflect the allocation, if any, of Subordinate Class Expense Share.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

“1933 Act”:  The Securities Act of 1933, as amended.

“Account”:  The Distribution Account or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and any Class of Certificates (other than the LIBOR Certificates) and any Class of Lower-Tier Interests, the calendar month prior to the month of that Distribution Date.  With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the 19th day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the 18th day of the month in which such Distribution Date occurs.  Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Accrued Interest Amount”:  For any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC of the applicable Loan Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjusted Cap Rate”:  Any of the Group 1 Adjusted Cap Rate, Group 2 Adjusted Cap Rate, IO Component Adjusted Cap Rate or Subordinate Adjusted Cap Rate, as applicable.

“Adjustment Date”:  With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer under the Servicing Agreement or the Trustee pursuant to Section 7.02.

“Adverse REMIC Event”:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of April 1, 2004, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(d).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, a Loan Group and any Distribution Date, the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate).

“Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date and any Loan Group, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group, (f) the aggregate of any Advances in respect of delinquent Monthly Payments made by the Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (w) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group and other amounts as to which the Servicer, the Trustee and the Custodian are entitled to be reimbursed pursuant to Section 4.03, (y) the amount payable to the Trustee pursuant to Sections 8.05 in respect of the Mortgage Loans in that Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (z) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Group.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Coverage Termination Date”: The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

“Bankruptcy Loss”:  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the Servicer to the Trustee.

“Bankruptcy Loss Coverage Amount”:  As of any Determination Date, the Initial Bankruptcy Loss Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-Off Date; provided, however, that the Bankruptcy Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned by the Rating Agency to the Classes of Senior Certificates.

 “Basis Risk Reserve Fund”:  A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”:  With respect to any Distribution Date and the Class 1A-1 and Class 2A-1 Certificates, the “Basis Risk Shortfall” for such class, if any, will equal the sum of:

(i)

the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii)

any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)

interest for the applicable Accrual Period on the amount described in clause (ii) above based on the Pass-Through Rate for the Class 1A-1 and Class 2A-1 Certificates, as applicable, determined without regard to clause (ii) in the definition thereof.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Maryland, the State of Minnesota, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”:  As defined in Section 10.01(a) hereof.

“Certificate”:  Any Regular Certificate or Residual Certificate.

“Certificate Notional Balance”:  With respect to each Certificate of Class A-X and any date of determination, the product of (i) the Class Certificate Notional Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class (other than Class A-X) and any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  U.S. Bank National Association will act as Certificate Registrar for so long as it is the Trustee under this Agreement.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1A-1 Certificate”:  Any of the Class 1A-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-X Certificate”:  Any of the Class A-X Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.  Solely for purposes of determining distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class A-X Certificates will be comprised of three components: the IO Component, the PO-1 Component and the PO-2 Component.

“Class 2A-1 Certificate”:  Any of the Class 2A-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

 “Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in each REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-1 Certificate”:  Any of the Class B-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-2 Certificate”:  Any of the Class B-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-3 Certificate”:  Any of the Class B-3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-4 Certificate”:  Any of the Class B-4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-5 Certificate”:  Any of the Class B-5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-6 Certificate”:  Any of the Class B-6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Balance”:  With respect to the Class A-X Certificates and any Distribution Date, the IO Component Notional Balance for such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates (other than the Class A-X Certificates), the Original Class Certificate Principal Balance as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, including Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount, as increased by the amount of Deferred Interest allocated to such Class of Certificates on such Distribution Date as set forth in Section 5.02 and (b) increased pursuant to Section 5.08.  With respect to the Class A-X Certificates, the sum of the Component Principal Balances of the Principal-Only Components as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of such Components on all prior Distribution Dates and (y) all Realized Losses, including Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, actually allocated to such Components on all prior Distribution Dates, as increased by the amount of Deferred Interest allocated to such Components on such Distribution Date as set forth in Section 5.02 and (b) increased pursuant to Section 5.08.

“Class LT-R Interest”:  As described in the Preliminary Statement.

“Class Subordination Percentage”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates and Component Principal Balances immediately before such Distribution Date.

“Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: April 30, 2004.

“Code”:  The Internal Revenue Code of 1986, as amended.

“COFI”:  The monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related Mortgage Note.

“COFI Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the COFI index.

“Commission”:  U.S. Securities and Exchange Commission.

“Compensating Interest Payment”:  With respect to any Distribution Date, the amount specified to be paid by the Servicer pursuant to Section 11.04(ix) of the Servicing Addendum to the Servicing Agreement.

“Component”:  Any of the IO Component, the PO-1 Component or the PO-2 Component, as applicable.

“Component Principal Balance”:  As of any date of determination, either the PO-1 Component Principal Balance on such date or PO-2 Component Principal Balance on such date, as applicable.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at One Federal Street, Boston, Massachusetts 02110, Attention: HarborView 2004-2 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, One Federal Street, Boston, Massachusetts 02110, Attention: HarborView 2004-2 or at such other address as the Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor and the Seller.

“Corresponding Class”:  With respect to each class of Lower-Tier Interests, the Class or Classes of Certificates so designated in the Preliminary Statement.

“Custodian”:  Deutsche Bank National Trust Company, its successors acting as custodian of the Mortgage Files, pursuant to the Custodial Agreement, as indicated on the Mortgage Loan Schedule.

“Custodial Agreement”:  The custodial agreement dated April 1, 2004 among the Custodian, the Servicer, the Seller and the Trustee and attached as Exhibit O hereto.

“Custodial Fee”:  The monthly fee paid to the Custodian for its services rendered under the Custodial Agreement calculated at the Custodial Fee Rate of the outstanding Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

“Custodial Fee Rate”:  0.0015% per annum.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on April 1, 2004.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deferred Interest”:  With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depositor Certification”:  The certification in the form attached hereto as Exhibit P which shall be executed and delivered by the Depositor pursuant to Section 3.05(a) herein.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Trustee on the Servicer Remittance Date with respect to the Mortgage Loans.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof for the benefit of the Certificateholders and designated “Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2004-2, Mortgage Loan Pass-Through Certificates, Series 2004-2” and which must be an Eligible Account.

“Distribution Account Income”:  As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”:  The 19th day of the month, or, if such day is not a Business Day, the next Business Day commencing in May 2004.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity,

(iv)

an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee.  Eligible Accounts may bear interest, and any account with the depository institution acting as Trustee hereunder may be an Eligible Account so long as it otherwise satisfies the requirements of this definition.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”:  The Class B-4, Class B-5, Class B-6 and Class A-R Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Event of Default”:  As defined in the Servicing Agreement.

“Excess Loss”:  With respect to the Mortgage Loans, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

“Expense Fee” With respect to any Mortgage Loan, the sum of (i) the Servicing Fee, (ii) the Custodial Fee, (iii) the Trustee Fee and (iv) the Lender-Paid Mortgage Insurance Rate, if any.

 “Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Fraud Loan”: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

 “Fraud Loss Coverage Amount”: As of the Closing Date, $16,523,323, subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates and the Principal-Only Components.  In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cut-Off Date, to an amount equal to the lesser of (i) 2.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates and the Principal-Only Components since the Cut-Off Date; (b) on the second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (i) 1.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates and the Principal-Only Components since the preceding anniversary; and (c) on the fifth anniversary of the Cut-Off Date, to zero; provided, however, that the Fraud Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by the Rating Agency to the Classes of Senior Certificates.

“Fraud Loss Coverage Termination Date”:  The date on which the Fraud Loss Coverage Amount is reduced to zero.

“Fraud Losses”: Realized Losses on any Mortgage Loans sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with that Mortgage Loan as reported by the Servicer to the Trustee.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Adjusted Cap Rate”:  With respect to the Class 1A-1 and Class A-R Certificates and any Distribution Date, shall equal the Net WAC of the Group 1 Mortgage Loans for that Distribution Date, computed for this purpose by first reducing the Net Loan Rate on each Group 1 Mortgage Loan by a per annum rate equal to the product of (i) 12, multiplied by (ii) a fraction, the numerator of which is (a) the Deferred Interest, if any, on such Mortgage Loan for the month preceding such Distribution Date, and the denominator of which is (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“Group 2 Adjusted Cap Rate”:  With respect to the Class 2A-1 Certificates and any Distribution Date, shall equal the Net WAC of the Group 2 Mortgage Loans for that Distribution Date, computed for this purpose by first reducing the Net Loan Rate on each Group 2 Mortgage Loan by a per annum rate equal to the product of (i) 12, multiplied by (ii) a fraction, the numerator of which is (a) the Deferred Interest, if any, on such Mortgage Loan for the month preceding such Distribution Date, and the denominator of which is (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“Group 1 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Bankruptcy Loss Coverage Amount”:  $135,436.

“Initial Certificate Principal Balance”:  With respect to any Certificate other than the Class A-X Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Balance”:  With respect to the Class A-X Certificates, the amount designated “Initial Certificate Notional Balance” on the face thereof.

“Initial LIBOR Rate”:  1.100%.

“Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Interest-Only Component”:  The IO Component.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates (or, with respect to the Class A-X Certificates, the IO Component), the sum of (i) the Monthly Interest Distributable Amount for that Class or Interest-Only Component and (ii) the Unpaid Interest Shortfall Amount for that Class or Interest-Only Component.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“IO Component”:  The Interest-Only Component of the Class A-X Certificates.

“IO Component Adjusted Cap Rate”:  With respect to the IO Component and any Distribution Date, shall equal the Pass-Through Rate for the IO Component, computed for this purposes by substituting for clause “(i)” in the definition thereof the following: the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate, weighted based on the relative aggregate Principal Balances of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans as of the first day of the month before Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“IO Component Notional Balance”:  As of any date of determination, the aggregate Principal Balance of the Mortgage Loans on such date.

“Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“Lender-Paid Mortgage Insurance Amount”: With respect to any Lender-Paid Mortgage Insurance Loan, the interest portion of each Monthly Payment that is paid by the related Mortgagor that will be used to pay the monthly premium of the lender-paid Primary Insurance Policy on such Lender-Paid Mortgage Insurance Loan, which is calculated by multiplying the Stated Principal Balance as of the related date of determination on such Lender-Paid Mortgage Insurance Loan by the applicable Lender-Paid Mortgage Insurance Rate.

“Lender-Paid Mortgage Insurance Loan”: Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Lender-Paid Mortgage Insurance Rate.

“Lender-Paid Mortgage Insurance Rate”: With respect to any Lender-Paid Mortgage Insurance Loan, a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule under the heading “Lender-Paid Mortgage Insurance Rate.”

“LIBOR”:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Trustee will have no liability for the selection of such alternative index (and shall be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b)

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”:  The Class 1A-1, Class 2A-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“LIBOR Determination Date”:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”:  Either of Loan Group 1 or Loan Group 2 as the context requires.

“Loan Group Balance”:  As to each Loan Group, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group 1”:  At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”:  At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower Tier Interest”:  Any one of the interests in the Lower-Tier REMIC, as described in the Preliminary Statement.

“Lower Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”:  On each Distribution Date on or prior to the Call Option Date, (i) with respect to the Class 1A-1 and Class 2A-1 Certificates, 0.26% per annum, and on each Distribution Date after the Call Option Date, 0.52% per annum, (ii) with respect to the Class B-1 Certificates, 0.55% per annum, and on each Distribution Date after the Call Option Date, 0.825% per annum, (iii) with respect to the Class B-2 and Class B-3 Certificates, 1.00% per annum, and on each Distribution Date after the Call Option Date, 1.50% per annum, and (iv) with respect to the Class B-4, Class B-5 and Class B-6 Certificates, 1.00% per annum, and on each Distribution Date after the Call Option Date, 1.50% per annum.

“Maximum Loan Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates  (or, with respect to the Class A-X Certificates, the IO Component) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Pass-Through Rate and the related Adjusted Cap Rate on the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, of that Class or IO Component, as applicable, immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes; provided, further, on each Distribution Date, the Monthly Interest Distributable Amount that would otherwise be distributable to the IO Component (after giving effect to any reduction in respect of Deferred Interest allocated to the IO Component on such Distribution Date), may be reduced by any Required Reserve Fund Deposit for such Distribution Date; provided, further, such Monthly Interest Distributable Amount shall be reduced if the Pass-Through Rate applicable to such Class or the IO Component for the related Accrual Period exceeds the Adjusted Cap Rate applicable to such Class or the IO Component for such Distribution Date, subject to the allocation priority set forth in Section 5.02 herein.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement and the Custodial Agreement.

“Mortgage Loan”:  Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(b) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of April 1, 2004, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interests in the Servicing Agreement) to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

[Reserved];

(xi)

the Loan Rate in effect immediately following the Cut-Off Date;

(xii)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xiii)

the stated maturity date;

(xiv)

the Servicing Fee Rate, if any;

(xv)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xvi)

the original principal balance of the Mortgage Loan;

(xvii)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xviii)

the Index and Gross Margin specified in related Mortgage Note;

(xix)

the next Adjustment Date, if applicable;

(xx)

the Maximum Loan Rate, if applicable;

(xxi)

the Value of the Mortgaged Property;

(xxii)

the sale price of the Mortgaged Property, if applicable;

(xxiii)

the product code;

(xxiv)

a code indicating if the Mortgage Loan is subject to a “lender-paid” Primary Insurance Policy, and if so, the name of the Qualified Insurer, the certificate number and the coverage amount of the Primary Insurance Policy, and the Lender-Paid Mortgage Insurance Rate;

(xxv)

the Servicer that is servicing each Mortgage Loan and the originator of each Mortgage Loan;

(xxvi)

the respective Loan Group; and

(xxvii)

the Custodian’s name.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  The fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

“Mortgagor”:  The obligor on a Mortgage Note.

“MTA”:  The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“MTA Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Net Interest Shortfall”:  With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Expense Fee and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Trustee Fee Rate, Custodial Fee Rate and, if applicable, the Lender-Paid Mortgage Insurance Rate.

“Net Realized Losses”:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class or PO Component over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class or the Component Principal Balance of the PO Components pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  With respect to any Distribution Date and a Loan Group(s), the weighted average of the Net Loan Rates of the Mortgage Loans in such Loan Group(s) as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Nonrecoverable”:  A determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month LIBOR”:  The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“One-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Month LIBOR index.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Originator”:  Countrywide Home Loans, Inc.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	5.75%
Class B-2	3.65%
Class B-3	2.40%
Class B-4	1.60%
Class B-5	1.05%
Class B-6	0.40%

“Original Class Certificate Notional Balance”:  With respect to the Class A-X Certificates, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Component Notional Balance”:  With respect to the IO Component, will equal the Original Class Certificate Notional Balance of the Class A-X Certificates.

“Original Class Certificate Principal Balance”:  With respect to each Class of Certificates, other than the Class A-X Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

“OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates (or, with respect to the Class A-X Certificates, the IO Component) and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class 1A-1 Certificates shall be equal to the lesser of (a) LIBOR plus the applicable Margin and (b) the Net WAC for Loan Group 1 for such Distribution Date;

(ii)

The Pass-Through Rate for the Class A-X Certificates shall be equal to the Pass-Through Rate of the IO Component, which will equal the excess, if any, of (i) the Net WAC of the Mortgage Loans over (ii) the product of (a) the weighted average rate at which interest accrues on the Certificates (other than the IO Component of the Class A-X Certificates) and the PO Components, (b) a fraction, the numerator of which is the aggregate Class Certificate Principal Balance of the Certificates together with the PO-1 Component Balance and the PO-2 Component Balance on such Distribution Date (before taking into account any distributions of principal on, and additions of Deferred Interest to the Class Certificate Principal Balances of, such Certificates and Components on such date) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period, and (c) for the first Distribution Date only, a fraction, the numerator of which is 19 and the denominator of which is 30;

(iii)

The Pass-Through Rate for the Class 2A-1 Certificates shall be equal to the lesser of (a) LIBOR plus the applicable Margin and (b) the Net WAC for Loan Group 2 for such Distribution Date;

(iv)

The Pass-Through Rate for the Class A-R Certificates shall be equal to the Net WAC for Loan Group 1; and

(v)

The Pass-Through Rate for each of the Subordinate Certificates shall be equal to the lesser of (a) LIBOR plus the applicable Margin and (b) the Subordinate Net WAC for such Distribution Date.

“Percentage Interest”:  With respect to any Certificate other than a Class A-R Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Balance, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Balance, as applicable, of the related Class.  With respect to the Class A-R Certificate, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an Affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R Certificate.

“PO Components”:  The PO-1 Component and the PO-2 Component, as applicable.

“PO-1 Component”:  The Principal-Only Component of the Class A-X Certificates that relates to the Group 1 Mortgage Loans.

“PO-1 Component Balance”:  As of any Closing Date, zero; thereafter, as increased by amounts of Deferred Interest allocated to the IO Component in respect of the Group 1 Mortgage Loans as set forth in Section 5.02 herein.

“PO-2 Component”:  The Principal-Only Component of the Class A-X Certificates that relates to the Group 2 Mortgage Loans.

“PO-2 Component Balance”:  As of any Closing Date, zero; thereafter, as increased by amounts of Deferred Interest allocated to the IO Component in respect of the Group 2 Mortgage Loans as set forth in Section 5.02 herein.

“Pool Balance”:  As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Prepayment Penalty Amount”:  With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and retained by the Servicer during the immediately preceding Prepayment Period under the terms of the Servicing Agreement.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal-Only Component”:  Either the PO-1 Component or PO-2 Component, as applicable.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”:  For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Certificate Principal Balance and Component Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group, (f) all Principal Prepayments in part or in full on Mortgage Loans in that Loan Group applied by the Servicer during the related Prepayment Period, (g) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

 “Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class B-4, Class B-5 and Class B-6 Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated April 30, 2004 relating to the initial sale of the Class B-4, Class B-5 and Class B-6 Certificates.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated June 23, 2003, relating to the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Prospectus Supplement”:  That certain Prospectus Supplement dated April 28, 2004 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased by the Seller pursuant to or as contemplated by Section 2.03 or Section 10.01 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”:  S&P and Moody’s.  If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Reconstitution Agreement”:  The reconstitution agreement dated as of April 30, 2004 among the Seller, Countrywide Home Loans, Inc. and the Servicer and acknowledged by the Trustee.

“Reconstitution Date”:  April 30, 2004.

“Record Date”:  With respect to each Distribution Date and all Classes of Certificates (other than the LIBOR Certificates), the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date and the LIBOR Certificates, the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date), unless the any Class of LIBOR Certificates are no longer Book-Entry Certificates, in which case the Record Date for such Class of LIBOR Certificates shall be the last Business Day of the calendar month preceding the month in which that Distribution Date occurs.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates or PO-1 Components or PO-2 Components, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”:  Any Class 1A-1, Class A-X, Class 2A-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

“Relief Act”:  The Servicemembers’ Civil Relief Act, or any similar state law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Servicer’s Remittance Report to the Trustee pursuant to the Servicing Agreement, providing information with respect to each Mortgage Loan which is provided no later than the 15th calendar day of each month and which shall contain such information as may be agreed upon by the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”:  With respect to the IO Component and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the IO Component for such Distribution Date (after giving effect to such Component’s share of any Deferred Interest and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the greater of (a) the Basis Risk Shortfalls for such Distribution Date with respect to the Class 1A-1 and Class 2A-1 Certificates and (b) $1,000.

“Residential Dwelling”:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”:  The Class A-R Certificate.

“Responsible Officer”:  When used with respect to the Trustee, any director, the President, any vice president or any assistant vice president in it Corporate Trust Services department, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”:  As defined in Section 5.01(d).

“Restricted Global Security”:  As defined in Section 6.01.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Seller”:  GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”:  Any one of the Class 1A-1, Class A-X, Class 2A-1 or Class A-R Certificates.

“Senior Certificate Group”:  Any of (a) the Class 1A-1 and Class A-R Certificates with respect to Loan Group 1 and (b) the Class 2A-1 Certificates with respect to Loan Group 2.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”:  The date on which the Class Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Percentage”:  With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances and Component Principal Balances of the Classes of Senior Certificates and Principal-Only Components relating to that Loan Group immediately prior to such Distribution Date and the denominator of which is the Loan Group Balance in the related Loan Group for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage for the related Loan Group will be equal to 0% and; provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage of the Loan Group related to the remaining Senior Certificates and Principal-Only Component is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates and Principal-Only Component immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

“Senior Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date before the Distribution Date in May 2014, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:  (i) from May 2014 through April 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from May 2015 through April 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from May 2016 through April 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from May 2017 through April 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after May 2018, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for either Loan Group unless the Step Down Conditions are satisfied; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in May 2014, the Senior Percentage for either Loan Group exceeds the initial Senior Percentage for such Loan Group, the Senior Prepayment Percentage for each Loan Group for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to May 2007 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after May 2007 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of:

(1)

the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

either

(y)

the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

or

(z)

if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such related Prepayment Period, the related Senior Percentage of the amount of Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3)

the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of “Principal Distribution Amount;”

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on such Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss; and provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Principal Distribution Amount for the remaining Senior Certificates and Principal-Only Component will be calculated pursuant to the above formula based on all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Senior Termination Date”:  For each Senior Certificate Group and Principal-Only Component, the Distribution Date on which the aggregate of the Class Certificate Principal Balances and related Component Principal Balance of the related Senior Certificates and Principal-Only Component is reduced to zero.

“Servicer”:  Countrywide Home Loans Servicing LP, as primary servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Servicer Remittance Date”:  The “Remittance Date” defined in the Servicing Agreement.

“Servicing Account”:  Any account established and maintained by the Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the Servicing Agreement.

“Servicing Addendum”:  As defined in the Servicing Agreement.

“Servicing Advances”:  With respect to the Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under the Servicing Agreement.

“Servicing Agreement”:  The servicing agreement attached as Exhibit M hereto relating to the Mortgage Loans, as reconstituted by the Reconstitution Agreement, and any other servicing agreement entered into between a successor servicer, the Seller or the Trustee on behalf of the Trust pursuant to the terms hereof.

“Servicer Certification”:  A written certification delivered to the Trustee and the Depositor pursuant to Section 11.25 of the Servicing Addendum to the Servicing Agreement covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Servicer.

“Servicing Fee”:  With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

 “Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Special Hazard Coverage Termination Date”:  The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

“Special Hazard Loss”:  Any Realized Loss suffered by a Mortgaged Property, as reported by the Servicer to the Trustee, on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to the applicable provisions of the Servicing Agreement to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.

by military, naval or air forces; or

3.

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

“Special Hazard Loss Coverage Amount”:  With respect to the first Distribution Date, $5,507,775.  With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1.00% of the aggregate of the Principal Balances of the Mortgage Loans, (ii) twice the Principal Balance of the largest Mortgage Loan and (iii) the aggregate of the Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single five-digit ZIP code area in the State of California having the highest aggregate Principal Balance of any such ZIP code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date; provided, however, that the Special Hazard Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by the Rating Agency to the Classes of Senior Certificates.  All Principal Balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to scheduled payments on the Mortgage Loans then due, whether or not paid.

“Special Hazard Mortgage Loan”:  A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

“Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in May 2004, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that, such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

·

for any Distribution Date on or after the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the twelfth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the thirteenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

·

for any Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Subordinate Adjusted Cap Rate”:  With respect to any Distribution Date and the Subordinate Certificates, shall equal the Subordinate Net WAC, computed for this purpose by substituting the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for the Net WAC of the Group 1 Mortgage Loans and the Net WAC of the Group 2 Mortgage Loans, respectively.

“Subordinate Certificate”:  Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) the lesser of the Pass-Through Rate for such Class, or the Subordinate Adjusted Cap Rate, divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”:  With respect to each Loan Group and any Distribution Date, the excess of the related Loan Group Balance for such Distribution Date over the aggregate Class Certificate Principal Balance and Component Principal Balance of the related Senior Certificate Group and Principal-Only Component immediately preceding such Distribution Date.  The designation “1” or “2” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1 and Loan Group 2, respectively.

“Subordinate Net WAC”:  With respect to any Distribution Date, will equal the weighted average of the Net WAC of the Group 1 Mortgage Loans and the Net WAC of the Group 2 Mortgage Loans, in each case, weighted on the basis of the Subordinate Component for the Group 1 and Group 2 Mortgage Loans, respectively.

“Subordinate Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Group and Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, an amount equal to the sum of for all Loan Groups:

(1)

 the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Loan Group and Distribution Date;

(2)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for such Loan Group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Subordinate Principal Distribution Amount will be reduced on such Distribution Date by the related Subordinate Percentage of the principal portion of such Bankruptcy Loss and provided, further, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Subordinate Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Substitution Adjustment”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 10.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  HarborView Mortgage Loan Trust 2004-2, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; (vi) the Basis Risk Reserve Fund and (vii) all right, title and interest of the Seller in and to the Servicing Agreement, including the Servicing Account.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”:  U.S. Bank, N.A., a national banking association, its successors and assigns, or any successor trustee appointed as provided herein.

“Trustee Certification”:  The certification in the form attached hereto as Exhibit N which shall be executed and delivered to the Depositor pursuant to Section 3.05(b) herein.

“Trustee Fee”:  The monthly fee paid to the Trustee for its services rendered under this Agreement calculated at the Trustee Fee Rate of the outstanding Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

“Trustee Fee Rate”:  0.0018% per annum.

“Two Times Test”:  As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in May 2007, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in May 2007, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Undercollateralized Group”:  With respect to any Distribution Date and Loan Group, as to which the aggregate Class Certificate Principal Balance and Component Principal Balance of the related classes of Senior Certificates and Principal-Only Component, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates (or, with respect to the Class A-X Certificates, the IO Component) and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class or Interest-Only Component for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class or Interest-Only Component in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”:  As described in the Preliminary Statement.

 “Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  98% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Class A-X Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding, 1% of the voting rights shall be allocated to the Class A-X Certificates and 1% of the voting rights shall be allocated to the Class A-R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights.

“Writedown Amount”:  The reduction described in Section 5.03(c).

SECTION 1.02.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor after the Cut-Off Date with respect to the Mortgage Loans.

(b)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement to the extent assigned in the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of defective Mortgage Loan documents.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

(c)

In connection with such transfer, conveyance and assignment of the Mortgage Loans, the Seller does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee’s behalf, the Mortgage Files with respect to the Mortgage Loan so transferred and assigned.

(d)

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee and the Rating Agency, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), and to the extent recordation is required under the laws of the applicable jurisdiction to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan, the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), in each public recording office where the related Mortgages are recorded, each assignment with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

(e)

The Seller shall deliver or cause to be delivered to the Custodian, acting on behalf of the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

(f)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited.  All original documents that are not delivered to the Custodian on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

(g)

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02.  Acceptance by Trustee.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with the review procedures set forth in Section 2 of the Custodial Agreement.

The Trustee hereby acknowledges the obligation to review each Mortgage File and, pursuant to the Custodial Agreement, the Custodian agrees, on behalf of the Trustee, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller, the Servicer and the Trustee on the Closing Date, an initial certification in substantially the form attached to the Custodial Agreement as Exhibit B-1, with any applicable exceptions noted thereon, that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 1 of the Custodial Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

The Trustee hereby acknowledges the obligation to review each Mortgage File and, pursuant to the Custodial Agreement, no later than 90 days after the Closing Date, the Custodian, on behalf of the Trustee, shall deliver to the Depositor, the Seller, the Servicer and the Trustee a final certification in the form attached to the Custodial Agreement as Exhibit B-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

Upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03.  Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a)

Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Servicing Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Servicing Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Servicing Agreement) on or prior to the Determination Date following the expiration of such 90 day period.  It is understood and agreed that the obligation of the Originator (i) to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, and (ii) indemnify the Seller under the Servicing Agreement, shall constitute the only remedies against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian, on behalf of the Trustee) shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement.  In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(g) below.  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(c)

The Purchase Price or Repurchase Price (as defined in the Servicing Agreement) for a Mortgage Loan repurchased hereunder or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Originator’s or Seller’s obligation to repurchase such Mortgage Loan arises.  Upon receipt of the related deposit in the Distribution Account, the Trustee shall cause the Custodian to release to the Originator or Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Originator or Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, hereunder shall be required to remedy such breach.

(d)

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in this Section 2.03(b) and its obligation to indemnify the Trust Fund with respect to any such breach.

(e)

If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f)

[Reserved].

(g)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(b) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required under the Custodial Agreement, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to the Custodial Agreement.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and shall, within five Business Days thereafter, review such documents as specified in the Custodial Agreement and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached to the Custodial Agreement as Exhibit B-1, with any exceptions noted thereon.  Pursuant to the Custodial Agreement, within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit B-2 thereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the  Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall cause the Custodian to release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

SECTION 2.04.  Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that the representations and warranties made by the Seller pursuant to Schedule III to the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

SECTION 2.05.  [Reserved].

SECTION 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trustee on behalf of the Certificateholders and to as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.  Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09.  Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01.  Servicing of the Mortgage Loans.

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement.  The Trustee shall enforce the provisions of the Servicing Agreement in respect of the Servicer (including any reference to any obligation of the Servicer in this Agreement that is incorporated into or by which the Servicer is bound under, the Servicing Agreement).

SECTION 3.02.  REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment.  In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer the Servicing Agreement have been or will be so deposited) and shall request that the Trustee cause the Custodian to deliver to the Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee shall cause the Custodian to promptly release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee shall cause the Custodian, upon the request of the Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee) of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer.  Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, to the Servicer.

SECTION 3.04.  REO Property.

(a)

In the event the Trust (or the Trustee, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust.  The Servicer shall, to the extent provided in the Servicing Agreement, sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Servicer shall, to the extent required by the Servicing Agreement, deposit all funds collected and received in connection with the operation of any REO Property in the Servicing Account.

(c)

To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Servicer as provided above shall be deposited in the Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.05.  Reports Filed with Securities and Exchange Commission.

(a)

Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.  On or before (i) March 15, 2005, or such earlier date as such filing may be required under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, February 27 of each year thereafter, or such earlier date as such filing may be required under the rules of the Commission, the Servicer will provide the Trustee with the Servicer’s Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the Servicing Agreement.  Prior to (i) March 15, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, February 28 of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include any other documentation provided by the Servicer pursuant to the Servicing Agreement which is required to be filed with such Form 10-K, to the extent they have been timely delivered to the Trustee and the Depositor; provided that, with respect to the accountant’s report attached as an exhibit to such Form 10-K, the Trustee shall have no obligation to undertake any independent analysis of such accountant’s report.  Notwithstanding any term to the contrary, an appropriate officer of the Depositor shall be responsible for signing, and shall sign, any such Form 10-K and the related Depositor Certification that may be required to be filed with the Commission in connection therewith.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file the Form 15 Suspension Notice and each Form 8-K on behalf of the Depositor; provided that the Trustee shall have no responsibility to execute any Form 10-K described herein or to execute any Depositor Certification (or other documents other than a Form 15 Suspension Notice or Form 8-K) described herein, or to file any items other than those specified in this Section 3.05; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Trustee in connection with this Section 3.05 shall not be reimbursable from the Trust.

(b)

Not later than the date on which the Form 10-K is required to be filed by the Trustee pursuant to Section 3.05(a) in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign the Trustee Certification for the benefit of the Depositor and its officers, directors and affiliates.

SECTION 3.06.  UCC.

The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Depositor has informed the Trustee in writing were filed on the Closing Date in connection with the Trust, provided that the Trustee receives the related filing information on a timely basis.  The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

SECTION 3.07.  Indemnification by the Trustee.

The Trustee agrees to indemnify the Depositor, its officers, directors, agents and employees for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Trustee’s failure to file a Form 8-K or Form 10-K in accordance with Section 3.05, (ii) by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of such obligations pursuant to Section 3.05, (iii) by reason of the Trustee’s reckless disregard of such obligations pursuant to Section 3.05 or (iv) any material misstatement or omission made in the Trustee Certification; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Trustee written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provide, however, that such agreement by the Trustee to indemnify and hold harmless such Person shall not include or apply to any such loss, liability or expense arising from, caused by or resulting from the actions or omissions of any Person other than the Trustee, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement, the Servicing Agreement or other applicable agreement by the Depositor or the Servicer, including without limitation any erroneous, inaccurate or incomplete information or certification provided to the Trustee by the Depositor or the Servicer in connection with, or any failure or delay on the part of the Depositor or the Servicer to provide any information or certification necessary to, the Trustee’s performance under Section 3.05.  If the indemnification provided for in this Section 3.07 is unavailable or insufficient to hold harmless such indemnified Persons, then the Trustee shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.  This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

ARTICLE IV

ACCOUNTS

SECTION 4.01.  Servicing Accounts

(a)

The Servicer will establish and maintain one or more custodial accounts (the “Servicing Account”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicing Account.  The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement.  For the purposes of this Agreement, the Servicing Account shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of the Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b)

[Reserved];

(c)

To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Account and shall immediately remit or cause to be remitted to the Trustee for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i)

Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee;

(ii)

Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee;

(iii)

Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)

any amount to be used as a delinquency advance or to pay any Interest Shortfalls due to prepayments on the Mortgage Loans, in each case, as required to be paid by the Servicer under the Servicing Agreement.

(d)

Withdrawals may be made from the Servicing Account only to make remittances as provided in Section 4.01(c), to reimburse the Servicer for advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.  As provided in Section 4.01(c), certain amounts otherwise due to the Servicer may be retained by it and need not be remitted to the Trustee.

SECTION 4.02.  Distribution Account.

(a)

The Trustee shall establish and maintain an account, for the benefit of the Certificateholders, as a segregated account which shall be an Eligible Account (the “Distribution Account”).  The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i)

any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii)

any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement, including (a) Advances and any Compensating Interest Payments required to be made by the Trustee (or any other successor servicer) to the extent required but not made by the Servicer and (b) the amount of any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Trustee which were not deposited in the Servicing Account;

(iii)

the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Servicing Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Servicer pursuant to Section 10.01 and the Servicing Agreement;

(iv)

any amounts required to be deposited by the Trustee with respect to losses on investments of deposits in the Distribution Account;

(v)

any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement; and

(vi)

with respect to each Lender-Paid Mortgage Insurance Loan, to effect timely payment of the related Lender-Paid Mortgage Insurance Amount due pursuant to the terms of the related lender-paid Primary Insurance Policy, to the extent not deducted by the Servicer pursuant to Section 11.07 of the Servicing Addendum to the Servicing Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.  The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges (including all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xi) with respect to the Servicer, need not be remitted by the Servicer to the Trustee.  In the event that the Servicer has remitted to the Trustee any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the Servicer which describes the amount deposited in error, direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer.  In the event that the Trustee has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c)

Funds in the Distribution Account shall, if invested, be invested by the Trustee in Permitted Investments; provided, however, that the Trustee shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Distribution Account.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next occurring Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee.  The Trustee shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

SECTION 4.03.  Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer, to the Custodian or to itself for the following purposes:

(i)

to reimburse the Servicer for any Advance of its own funds, the right of the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii)

to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)

to reimburse the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv)

to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)

to pay the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation;

(vi)

to reimburse the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii)  to reimburse the Servicer for any Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)  to pay the Servicer its monthly Servicing Fee and any other servicing compensation payable pursuant to the Servicing Agreement;

(ix)

to pay the Trustee any investment income;

(x)

to pay the Custodian its monthly Custodial Fee and any other compensation payable pursuant to the Custodial Agreement;

(xi)

to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii)  to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 7.02(d), 8.05, 8.10 or 8.17;

(xiii)  to remove amounts deposited in error; and

(xiv)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)

The Trustee shall keep and maintain separate accounting, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive and subclause (xii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Account under Section 4.02(b).

(c)

On each Distribution Date, the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such funds to the Holders of the Certificates and any other parties entitled thereto, in accordance with Section 5.01.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01.  Distributions.

(a)

On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Group for such Distribution Date and make the following disbursements and transfers as set forth below:

(i)

the Available Funds for Loan Group 1 shall be distributed on each Distribution Date in the following order of priority:

(A)

to the Holders of Class A-R, Class 1A-1 Certificates and IO Component, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount (after giving effect to any reduction in respect of Deferred Interest allocated to the IO Component on such Distribution Date) that would otherwise be distributable to the IO Component shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the IO Component; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 1 for that date, in the following priority:

first, to the Holder of Class A-R Certificate, until the Class Certificate Principal Balance of such Class is reduced to zero;

second, to the Holders of the Class 1A-1 Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero; and

third, to the PO-1 Component, until its Component Principal Balance is reduced to zero;

(ii)

the Available Funds for Loan Group 2 shall be distributed on each Distributable Date in the following order of priority:

(A)

to the Holders of Class 2A-1 Certificates and IO Component, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount (after giving effect to any reduction in respect of Deferred Interest allocated to the IO Component on such Distribution Date) that would otherwise be distributable to the IO Component shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the IO Component; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 2 for that date, in the following priority:

first, to the Class 2A-1 Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero; and

second, to the PO-2 Component, until its Component Principal Balance is reduced to zero;

(iii)

from the Basis Risk Reserve Fund, to the Class 1A-1 and Class 2A-1 Certificates, any related Basis Risk Shortfall for such date in the order and priority set forth in Section 5.07 below;

(iv)

the Available Funds for each Loan Group remaining after giving effect to the distributions specified in subsections (i) and (ii) above will be distributed to the Certificateholders in the following order of priority:

(A)

to the Holders of the Class B-1 Certificates, the related Interest Distributable Amount for that date;

(B)

to the Holders of the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(C)

to the Holders of the Class B-2 Certificates, the related Interest Distributable Amount for that date;

(D)

to the Holders of the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(E)

to the Holders of the Class B-3 Certificates, the related Interest Distributable Amount for that date;

(F)

to the Holders of the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(G)

to the Holders of the Class B-4 Certificates, the related Interest Distributable Amount for that date;

(H)

to the Holders of the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(I)

to the Holders of the Class B-5 Certificates, the related Interest Distributable Amount for that date;

(J)

to the Holders of the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(K)

to the Holders of the Class B-6 Certificates, the related Interest Distributable Amount for that date;

(L)

to the Holders of the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero; and

(M)

to the Holder of the Class A-R Certificate, any Available Funds then remaining.

(b)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of that Class.

(c)

On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by:

(i)

Net Interest Shortfalls with respect to the related Loan Group;

(ii)

after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Special Hazard Mortgage Loan during the related Prepayment Period, the excess of one month’s interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such related Prepayment Period;

(iii)

after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became subject to a Bankruptcy Loss during the related Prepayment Period, the interest portion of the related Debt Service Reduction or Deficient Valuation; and

(iv)

after the Fraud Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Fraud Loan during the related Prepayment Period, the excess of one month’s interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

(d)

Notwithstanding the priority and allocation set forth in Section 5.01(a)(iv) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(iv) above.

(e)

(i) Notwithstanding the priority and allocation set forth in Section 5.01(a)(iv), on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Certificate Principal Balance of any Class of the Senior Certificates has been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in the Loan Group related to such retired Class of Senior Certificates otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(iv), in reverse order of priority, shall be distributed as principal to the Senior Certificates remaining outstanding pursuant to Section 5.01(a) until the Class Certificate Principal Balances thereof have been reduced to zero, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met.  On each Distribution Date on which two Classes of Senior Certificates remain outstanding, any amounts distributable pursuant to this Section 5.01(e)(i) will be distributed in proportion to the aggregate Class Certificate Principal Balances of such Classes of Senior Certificates immediately prior to such Distribution Date.

(ii)

On any Distribution Date on which any Class of Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates and Principal-Only Component of such Undercollateralized Group in the same order and priority and allocation provided in Section 5.01(a), first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Class A-R Certificate in the same order and priority as provided in Section 5.01(a)(iv).  In the event that any Class of Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds from the Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates and Principal-Only Component related to such other Loan Group.  Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(f)

The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(g)

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

SECTION 5.02.  Allocation of Deferred Interest.

For any Distribution Date, the Deferred Interest on the Mortgage Loans will be allocated among the Classes of Certificates (or, with respect to the Class A-X Certificates, the IO Component) in proportion to the excess, if any, for each such Class or IO Component of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class or Component calculated at the applicable Adjusted Cap Rate for such Class or Component.

On each Distribution Date, any amount of Deferred Interest allocable to a Class of Certificates (other than the Class A-X Certificates) on such Distribution Date will be added as Principal to the outstanding Class Certificate Principal Balance of such Class of Certificates.  With respect to the Class A-X Certificates and each Distribution Date, any amount of Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the IO Component of the Class A-X Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the PO-1 and PO-2 Components based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Group.

SECTION 5.03.  Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses, including Excess Losses, with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

On each Distribution Date, Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses that occurred during the related prepayment period shall be allocated as follows:

(i)

Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to each Loan Group (other than Excess Losses) shall be allocated in the following order:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second,

(A)

with respect such losses related to Loan Group 1 Mortgage Loans, to the Class 1A-1 and Class A-R Certificates and the PO-1 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero;

(B)

with respect such losses related to Loan Group 2 Mortgage Loans, to the Class 2A-1 Certificates and the PO-2 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of such Class or Component is reduced to zero; and

(ii)

any Excess Losses on the Mortgage Loans in a Loan Group shall be allocated to the related Class or Classes of Senior Certificates, Principal-Only Components and Subordinate Certificates then outstanding, proportionately on the basis of the respective Class Certificate Principal Balances or Component Principal Balances of such respective Class or Classes of Senior Certificates or Principal-Only Components related to such Loan Group and the respective Apportioned Principal Balances of the Classes of Subordinate Certificates; provided, however, that on any Distribution Date occurring on and after the Senior Credit Support Depletion Date, any Excess Losses will be allocated among the related Class or Classes of Senior Certificates or Principal-Only Components, pro rata, based on their respective Class Certificate Principal Balances or Component Principal Balances immediately prior to such Distribution Date.

(c)

The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses and Excess Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d)

Any Realized Loss, Bankruptcy Loss, Fraud Loss, Special Hazard Loss or Excess Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04.  Statements.

(a)

On each Distribution Date, the Trustee shall make available to each Certificateholder, the Seller and the Rating Agency, a statement based, as applicable, on loan-level information obtained from the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Group for the following Distribution Date;

(iv)

the amount of servicing compensation received by the Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi)

the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, each as of the related Determination Date;

(vii)

the Loan Group Balance and related Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

(viii)

for each Loan Group, the aggregate Principal Balance of the COFI Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix)

for each Loan Group, the aggregate Principal Balance of the One-Month LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(x)

for each Loan Group, the aggregate Principal Balance of the MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(xi)

for each Loan Group, the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii)

the number and aggregate unpaid principal balance of Mortgage Loans, in the aggregate and for each Loan Group, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv)

the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

(xv)

the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xvi)

the Class Certificate Principal Balance of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii)

the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xix)

the Available Funds with respect to each Loan Group;

(xx)

the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxi)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii)

the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxiii)

the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon, with respect to the Class 1A-1 and Class 2A-1 Certificates;

(xxiv)

the amount of compensation received by the Trustee during the related Due Period;

(xxv)

the amount of compensation received by the Custodian during the related Due Period;

(xxvi)

the amount of any Lender-Paid Mortgage Insurance Amounts paid;

(xxvii)

for each Loan Group, the amount of Deferred Interest, if any, for such Loan Group;

(xxviii)

the amount of Deferred Interest, if any, added to the Certificate Principal Balance or Component Principal Balance of the related Certificates and Principal-Only Components;

(xxix)

current Recoveries allocable to each Loan Group; and

(xxx)

cumulative Recoveries allocable to each Loan Group.

The Trustee will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “trustinvestorreporting.usbank.com.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 934-6802.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) and (xxi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05.  Remittance Reports; Advances.

(a)

Pursuant to the Servicing Agreement, no later than the 5th Business Day (or if such day is not a Business Day, the immediately preceding Business Day) of each month, the Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date.  Pursuant to the Servicing Agreement, no later than the Close of Business New York time on the fifth Business Day prior to such Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.

(b)

If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, pursuant to the Servicing Agreement, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made.  Subject to the foregoing, the Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement.  If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06.  Compensating Interest Payments.

The amount of the Servicing Fee payable to the Servicer pursuant to the Servicing Agreement in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Servicer.

SECTION 5.07.  Basis Risk Reserve Fund.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class 1A-1 and Class 2A-1 Certificates, a Basis Risk Reserve Fund, into which the Depositor shall deposit $1,000.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.  The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b)  On each Distribution Date, Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the IO Component of the Class A-X Certificates shall instead be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit.

(c) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1A-1 and Class 2A-1 Certificates, the Trustee shall withdraw from Basis Risk Reserve Fund, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 5.01(a)(iii).  If on any Distribution Date the amount on deposit in the Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to both of the Class 1A-1 and Class 2A-1 Certificates, the Trustee shall withdraw the entire amount on deposit in the Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class A-X Certificateholders.  The Class A-X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class A-X Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class A-X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class A-X Certificateholders.

(g) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class A-X Certificateholders.

SECTION 5.08.  Recoveries.

(a)

With respect to any Class of Certificates or PO Components to which a Realized Loss has been allocated (including any such Class for which the related Class Certificate Principal Balance or PO Component has been reduced to zero), the Class Certificate Principal Balance or the Component Principal Balance of such Class will be increased, up to the amount of Recoveries allocated to such Class or Component for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates or Component Principal Balance of each PO Component related to the Loan Group from which the Recovery was collected, will be increased, pro rata, up to the amount of Net Realized Losses for each such Class, and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount of Net Realized Losses for each such Class.

(b)

Any increase to the Class Certificate Principal Balance of a Class of Certificates or a Component Principal Balance of the PO Components shall increase the Certificate Principal Balance of each Certificate of the related Class or the Component Principal Balance of each of the related Class A-X Certificates, pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01.  The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through E.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1A-1, Class 2A-1, Class B-1, Class B-2 and Class B-3 Certificates and $100,000 and integral dollar multiples of $1,000 in excess thereof, in the case of the Class A-X, Class B-4, Class B-5 and Class B-6 Certificates, except that one Certificate of each of the Class B-4, Class B-5 and Class B-6 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class A-R Certificate is issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificate) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall be Book-Entry Certificates.  The Residual Certificate shall be a Physical Certificate.

The Private Certificates shall be offered and sold in reliance on the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit A (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (i)(x) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor or (ii) the Depositor, with the consent of the applicable Depository Participant, elects to terminate the book-entry system through the Depository, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor’s expense, in the case of (ii) above, or the Seller’s expense, in the case of (i) above, execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or to Section 4975 of the Code or an entity deemed to hold the plan assets of the foregoing (a “Plan”), nor a person acting for, or on behalf of, any such Plan to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Depositor, the Servicer or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to a Plan without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in  a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed (to the extent in its possession) to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause the Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04.  Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

ARTICLE VII

DEFAULT

SECTION 7.01.  Event of Default.

If an Event of Default described in a Servicing Agreement shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agency, the Depositor and the Seller.  The Trustee, upon actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement).  Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02.  Trustee to Act.

(a)

From and after the date the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including the immediate obligation to make Advances and the payment of any Compensating Interest Payment prior to the related Distribution Date pursuant to Section 11.19 and Section 11.04(ix) of the Servicing Addendum to the Servicing Agreement, respectively.  As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement if no such notice of termination had been given.  Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agency as evidenced by a letter to such effect from the Rating Agency. Pending appointment of a successor to the Servicer under the Servicing Agreement, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder.  Except with respect to the making of Advances the defaulting Servicer was required to make but did not make, the successor Servicer, including the Trustee in such capacity, shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties made by it in the Servicing Agreement or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

Any successor, including the Trustee, to the Servicer under the Servicing Agreement shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders pursuant to the terms and conditions of the Servicing Agreement, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer under the Servicing Agreement.

(c)

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(d)

The Trustee shall be entitled to be reimbursed by the Trust Fund (pursuant to Section 4.03(a)(xii)), in the event that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

SECTION 7.03.  Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Trustee to the Rating Agency.

SECTION 7.04.  Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Servicer pursuant to this Agreement, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01.  Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be responsible for any act or omission of the Servicer, the Depositor, the Seller or the Custodian, or any successor Custodian; and

(v)

the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of (x) the Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement or (y) the Custodian under the Custodial Agreement except during such time, if any, as the Trustee shall be successor to the Custodian.

SECTION 8.02.  Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding;

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(viii)  the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer), any Mortgagor; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, or relieve the Custodian of any of its duties under the Custodial Agreement, including, without limitation, the Custodian’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04.  Trustee May Own Certificates.

The Trustee in its individual capacity, or in any capacity other than as Trustee hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee and may otherwise deal with the parties hereto.

SECTION 8.05.  Trustee’s Fees and Expenses.

The Trustee shall be paid the Trustee Fee as compensation for its services hereunder.  In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.06 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller or the Certificateholders hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06.  Eligibility Requirements for Trustee.

The Trustee hereunder shall each at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by the Rating Agency, a minimum short-term debt rating in the second highest rating category by the Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.  Resignation or Removal of Trustee.

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller and the Rating Agency.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee.  If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

SECTION 8.08.  Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency.

SECTION 8.09.  Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11.  Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13.  Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16.  Appointment of Custodians.

The Trustee may appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement.  The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee.  Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian.  Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The initial custodian of the Mortgage Loans shall be Deutsche Bank National Trust Company.

SECTION 8.17.  Indemnification.

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Custodial Agreement, the Servicing Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; and

(ii)

notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes.  The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its respective duties hereunder (including the Trustee’s duties as tax return preparer).

(d)

The Trustee shall prepare, file and sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Trustee.  Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

The Trustee shall not enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Class A-X Certificates and that is not an asset of any REMIC.  The Trustee shall treat the rights of the Holders of the Class A-X Certificates to receive distributions from the Basis Risk Reserve Fund to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class A-X Certificates in favor of the Holders of the Class A-X Certificates.  Thus, the Class 1A-1 and Class 2A-1 Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

SECTION 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class A-R Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

TERMINATION

SECTION 10.01.  Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Servicer may, at its option, terminate this Agreement on any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance (the “Call Option Date”), by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, accrued and unpaid interest thereon at the applicable Loan Rate through the end of the Due Period preceding the final Distribution Date, plus unreimbursed Servicing Advances and Advances and any unpaid Custodial Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties, plus all amounts, if any, then due and owing to the Trustee under this Agreement (the “Termination Price”).

(b)

Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 10.02.  Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 10.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii)

The Trustee shall attach a statement to the final federal income tax return for the REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorneys in fact to undertake the foregoing steps.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 662/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and the Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller, (b) in the case of the Trustee, to U.S. Bank National Association, One Federal Street, Boston Massachusetts, Attention: HarborView 2004-2 (telecopy number (617) 603-6400), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor and the Seller in writing by the Trustee and (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller and the Trustee in writing by the Depositor .  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Event of Default shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08.  Notice to the Rating Agency.

(a)

The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Servicer or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Trustee shall promptly furnish or make available to the Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

All notices to the Rating Agency provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,

   a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention:  Residential Mortgages

SECTION 12.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 12.11.  Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13.  Reconsitution Agreement.

The Trustee is hereby authorized and directed to execute and deliver the Reconstitution Agreement and the Custodial Agreement.

SECTION 12.14.  Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Depositor agrees to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.

The Trustee shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc., upon the written request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder) or as identified by WaMu Capital Corp.), upon the written request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.05 and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Trustee’s possession).  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Depositor

By:

  /s/ Shakti Radhakishun

Name: Shakti Radhakishun

Title:   Vice President

GREENWICH CAPITAL FINANCIAL

PRODUCTS, INC., as Seller

By:

   /s/ Shakti Radhakishun

Name: Shakti Radhakishun

Title:   Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:

   /s/ James H. Byrnes

Name: James H. Byrnes

Title:   Vice President

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 29th day of April 2004, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a VP of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Drury Nelson

Notary Public

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 29th day of April 2004, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a VP of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   /s/ Drury Nelson

Notary Public

STATE OF MASSACHUSETTS

)

) ss.:

COUNTY OF SUFFOLK

)

On the 28th  day of April 2004, before me, a notary public in and for said State, personally appeared James H. Byrnes known to me to be a VP of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   /s/ Winnie Chen

Notary Public